SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2007

LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-12386	13-3717318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

___           Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

___           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                Other Events.

As previously reported in our Definitive Proxy Statement on Schedule 14A filed on April 13, 2007, the following executive officers were entitled to receive the following amounts in exchange for their shares of common stock of Lexington Strategic Asset Corp. (“LSAC Common Stock”):

Executive	Potential Amounts
T. Wilson Eglin	$710,000(1)
Patrick Carroll	$480,000(2)
E. Robert Roskind	$790,000(3)
Richard J. Rouse	$576,000(4)
________________________
(1)	$440,000 of the $710,000 represents shares granted pursuant to the Lexington Strategic Asset Corporation 2005 Equity Incentive Compensation Plan.
(2)	$330,000 of the $480,000 represents shares granted pursuant to the Lexington Strategic Asset Corporation 2005 Equity Incentive Compensation Plan.
(3)	$440,000 of the $790,000 represents shares granted pursuant to the Lexington Strategic Asset Corporation 2005 Equity Incentive Compensation Plan.
(4)	$396,000 of the $576,000 represents shares granted pursuant to the Lexington Strategic Asset Corporation 2005 Equity Incentive Compensation Plan.

On May 10, 2007, Lexington Strategic Asset Corp. completed an offer to purchase shares of LSAC Common Stock not currently owned by us for an offer price of $10.00 per share.  On June 30, 2007, Lexington Strategic Asset Corp., of which we then owned approximately 97.6% of the outstanding capital stock, was merged out of existence and each outstanding share of LSAC Common Stock owned by us was cancelled and each outstanding share of LSAC Common Stock not owned by us was converted into the right to received $10.00 per share and cancelled.

As a result of the tender offer and the merger, through June 30, 2007, the above named executive officers received such amounts in exchange of their shares of common stock of Lexington Strategic Asset Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: July 9, 2007	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer